                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported): October 18, 2004

                               Bernard Chaus, Inc.
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             (Exact name of registrant as specified in its charter)

New York                             0-19169              13-2807386
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(State or other jurisdiction         (Commission          (IRS Employer
of incorporation)                    File Number)         Identification Number)

530 Seventh Avenue, New York, New York                     10018
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(Address of principal executive offices)                   (Zip Code)

       Registrant's telephone number, including area code: (212) 354-1280
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         (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR
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[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
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[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
Act (17 CFR 240.13e-4(c))

ITEM 5.02. DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS;
APPOINTMENT OF PRINCIPAL OFFICERS.

         On October 18, 2004, Bernard Chaus, Inc. (the "Company") entered into an employment agreement with David Panitz, pursuant to which Mr. Panitz was hired as the Chief Operating Officer of the Company, for a term of three (3)
years. Nicholas DiPaolo, who had held the position of vice chairman of the board and chief operating officer, will continue as vice chairman of the board.

         Under the employment agreement with the Company (the "Agreement") Mr.
Panitz receives an annual salary of $375,000, is entitled to a guaranteed bonus of $75,000 for the fiscal year ending June 30, 2005 and, for subsequent fiscal years, is entitled to target bonuses ranging between 15% and 50% of salary if he achieves certain targets to be established. Mr. Panitz shall also be granted options to purchase 300,000 shares of the Company's common stock, subject to shareholder approval at the November 10, 2004 annual meeting of shareholders of an increase in the shares available for grant under the Company's stock option plan. The options shall be granted on the date of such approval, provided that
Mr. Panitz is employed by the Company on such date, and shall have an exercise price per share equal to the closing price of the common stock on the OTCBB on the date of grant. Mr. Panitz would also be eligible for the grant of options for up to an additional 300,000 shares over the term of the Agreement, if certain targets to be established are met. If Mr. Panitz's employment is terminated by the Company without Cause (as defined in the Agreement) during the term of the Agreement, he shall be entitled to non-competition payments equal to one year's base salary, subject to reduction if he accepts another position during such one year period. He would also be entitled to the guaranteed bonus for the initial fiscal year of the term, if not previously paid, or the target bonus, or pro rated portion thereof, for the applicable fiscal year of termination after the initial year, plus certain fringe benefits.

         From 2002 to July 2004 Mr. Panitz served in numerous executive positions with Marc Ecko Enterprises, an apparel company, initially as its
Executive Vice President, Sales and Operations and last serving as Chief
Operating Officer. From 1999 to 2002, Mr. Panitz served in various executive positions with C-bridge/eXcelon Corp., a business and technology solutions company, initially as its Vice President of Operations and last serving as
President, Strategic Business Unit. From 1994 through 1999, he served as director of Retail Analysis and Planning of Polo Ralph Lauren Corp., an apparel company. Mr. Panitz is currently 37 years of age.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                     BERNARD CHAUS, INC.
                                                     (Registrant)

Date:    October 22, 2004                            By: /s/ Nicholas DiPaolo
                                                         --------------------
                                                     Name: Nicholas DiPaolo
                                                     Title: Vice Chairman